Exhibit 10(e)(23)

Omnibus Agreement – 2009: PIP;ELTIP;RSUs

AGREEMENT PURSUANT TO

XEROX CORPORATION

DECEMBER 2007 AMENDMENT AND RESTATEMENT OF THE 2004 PERFORMANCE INCENTIVE PLAN

AGREEMENT by Xerox Corporation, a New York corporation (the “Company”), dated as of the date which appears as the “Date of Agreement and Award” in the Award Summary attached hereto (the “Award Summary”), in favor of the individual whose name appears on the Award Summary, an employee of the Company, one of the Company’s subsidiaries or one of its affiliates (the “Employee”).

In accordance with the provisions of the “2004 Performance Incentive Plan” and any amendments and/or restatements thereto (the “Plan”), the Compensation Committee of the Board of Directors of the Company (the “Committee”) or the Chief Executive Officer of the Company (the “CEO”) has authorized the execution and delivery of this Agreement.

Terms used herein that are defined in the Plan or in this Agreement shall have the meanings assigned to them in the Plan or this Agreement, respectively.

The Award Summary contains the details of the awards covered by this Agreement and is incorporated herein in its entirety.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration the Company agrees as follows:

AWARDS

1. Award of Restricted Stock Units. Subject to all terms and conditions of the Plan and this Agreement, the Company has awarded to the Employee on the date indicated on the Award Summary the number of Restricted Stock Units (individually, the “RSU”) as shown on the Award Summary. Notwithstanding anything herein to the contrary, only active Employees and those Employees on Short Term Disability Leave, Social Service Leave, Family Medical Leave or Paid Uniform Services Leave (pursuant to the Company’s Human Resources Policies) on the effective date of the award as shown on the Award Summary shall be eligible to receive the award.

TERMS OF THE RESTRICTED STOCK UNITS

2. Entitlement to Shares. As soon as practicable on or after the Vesting Date indicated on the Award Summary in connection with the RSUs (the “Vesting Date”), the Company shall, without transfer or issue tax to the person entitled to receive the shares, deliver to such person a certificate or certificates for a number of shares of Common Stock equal to the number of vested RSUs based on the formula and conditions set forth herein (subject to reduction for payment of withholding taxes as described below). The number of shares to be issued to Employee shall be reduced by the minimum amount of withholding taxes which must be paid under U.S. Federal and, where applicable, state and local law at the time of each distribution. No fractional shares shall be issued as a result of withholding taxes. Instead, the Company shall apply the equivalent of any fractional share amount to Federal, and where applicable, state and local, withholding taxes.

The award of RSUs covered hereby shall vest on the Vesting Date based on the following formula:

•	The number of shares awarded on the Vesting Date shall not be less than 80% or more than 120% of the number of RSUs shown on the Award Summary.

•

If the Share Price at Vesting (as defined below) equals the Fair Market Value of the Common Stock on the Date of Agreement and Award, the number of shares awarded shall be the number of RSUs shown on the Award Summary.

•

If the Share Price at Vesting is 120% or more of the Fair Market Value of the Common Stock on the Date of Agreement and Award, the number of shares awarded shall be 120% of the number of RSUs shown on the Award Summary.

•

If the Share Price at Vesting is between 100% and 120% of the Fair Market Value of the Common Stock on the Date of Agreement and Award, the number of shares awarded shall be a percentage interpolated between 100% and 120% of the number of RSUs shown on the Award Summary.

•

If the Share Price at Vesting is 80% or less of the Fair Market Value of the Common Stock on the Date of Agreement and Award, the number of shares awarded shall be 80% of the number of RSUs shown on the Award Summary.

•

If the Share Price at Vesting is between 80% and 100% of the Fair Market Value of the Common Stock on the Date of Agreement and Award, the number of shares awarded shall be a percentage interpolated between 80% and 100% of the number of RSUs shown on the Award Summary.

The Share Price at Vesting shall be the average of the Fair Market Values on every business day of the three-month period preceding the Vesting Date.

The percentage applied to the number of RSUs in the Award Summary will be computed as not less than 80 and not more than 120 percentage points. No fractional shares will be awarded. The number of shares awarded on the Vesting Date will be rounded up to the next whole number.

The Vesting Date for earned RSU awards granted shall be set forth in the Award Summary.

Upon the occurrence of an event constituting a Change in Control, one hundred percent (100%) of the RSUs set forth on the Award Summary and dividend equivalents on such shares that are outstanding on such date shall be treated pursuant to the terms set forth in the Plan. Upon payment pursuant to the terms of the Plan, such awards shall be cancelled.

3. Dividend Equivalents. The Employee shall become entitled to receive from the Company on the Vesting Date a cash payment of the same amount(s) that the holder of record of Common Stock would have been entitled to receive as dividends on such Common Stock during the period commencing on the date hereof and ending on the Vesting Date (as provided under Paragraph 2) for a number of shares equal to the lesser of the number of RSUs shown on the Award Summary or the number of RSUs that vest on the Vesting Date. Payments under this Paragraph shall be net of any required U.S. Federal, state or local withholding taxes. Notwithstanding anything herein to the contrary, for any Employee who is no longer an employee on the payroll of any subsidiary or affiliate of the Company on the payment date of the dividend equivalents, and such subsidiary or affiliate has determined, with the approval of the Vice President, Human Resources of the Company, that it is not administratively feasible for such subsidiary or affiliate to pay such dividend equivalents, the Employee will not be entitled to receive such dividend equivalents.

4. Ownership Guidelines. Guidelines pertaining to the Employee’s required ownership of Common Stock shall be determined by the Committee in its sole discretion from time to time as communicated to Employee in writing.

5. Holding Requirements. The Employee must retain fifty percent (50%) of the net shares of Common Stock acquired in connection with the RSUs (net of withholding tax and any applicable fees) until ownership guidelines are met under Paragraph 4 hereof, subject to any ownership and holding requirements policies established by the Committee from time to time. Such shares shall be held in the Employee’s Morgan Stanley Smith Barney account or in another account acceptable to the Company.

If employment terminates due to the death of the Employee, such holding requirements shall cease at the date of death. If the Employee terminates for any other reason, the holding requirement will be applicable for up to a one year period following termination.

OTHER TERMS

6. Rights of a Shareholder. Employee shall have no rights as a shareholder with respect to any shares covered by this Agreement until the date of issuance of a stock certificate to him for such shares. Except as otherwise provided herein, no adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

7. Non-Assignability. This Agreement shall not be assignable or transferable by Employee except by will or by the laws of descent and distribution.

8. Effect of Termination of Employment or Death.

(a) Effect on RSUs. In the event the Employee

(i) voluntarily ceases to be an Employee of the Company or any subsidiary or affiliate for any reason other than retirement, and the RSUs have not vested in accordance with Paragraph 2, the RSUs shall be cancelled on the date of such voluntary termination of employment.

(ii) involuntarily ceases to be an Employee of the Company or any subsidiary or affiliate for any reason (including Disability), other than death or for Cause, or voluntarily ceases to be an Employee of the Company or any subsidiary or affiliate due to a reduction in workforce, shares will vest on a pro rata basis, which may at the discretion of the Company be contingent upon Employee executing a general release, and which may include an agreement with respect to engagement in detrimental activity, in a form acceptable to the Company. Such pro rata vesting shall be based on the Employee’s actual months of service to be calculated as follows: multiply the total number of shares computed under Paragraph 2 herein by a fraction, the numerator of which will be the number of months of full service during the three years and the denominator will be 36. Payout shall occur as soon as practicable following the Vesting Date noted in the Award Summary.

(iii) ceases to be an Employee of the Company or any subsidiary or affiliate by reason of death, one hundred percent (100%) of the RSUs awarded as indicated on the Award Summary shall vest on the date of death and the certificates for shares shall be delivered in accordance with Paragraph 7 to the personal representatives, heirs or legatees of the deceased Employee.

(iv) ceases to be an Employee of the Company or any subsidiary or affiliate by reason of retirement, shares will vest on a pro rata basis, which may at the discretion of the Company be contingent upon Employee executing a general release, and which may include an agreement with respect to engagement in detrimental activity, in a form acceptable to the Company. Such pro rata vesting shall be based on the Employee’s actual months of service to be calculated as follows: multiply the total number of shares computed under Paragraph 2 herein, by a fraction, the numerator of which will be the number of months of full service during the three years and the denominator will be 36. Payout shall occur as soon as practicable following the Vesting Date noted in the Award Summary; and

(v) ceases to be an Employee of the Company or any subsidiary or affiliate due to termination for Cause, the RSUs shall be cancelled as provided under the Plan.

(b) Disability. Cessation of active employment due to commencement of long-term disability under the Company’s long-term disability plan shall not be deemed to constitute a termination of employment for purposes of this Paragraph 8 and, during the continuance of such Xerox-sponsored long-term disability plan benefits, the Employee shall be deemed to continue active employment with the Company. If the Employee is terminated because the Employee has received the maximum coverage under the Xerox long-term disability plan, the vesting of RSUs shall be provided pursuant to Paragraph 8 (a)(ii) above.

(c) Cause. “Cause” means (i) a violation of any of the rules, policies, procedures or guidelines of the Company, including but not limited to the Company’s Business Ethics Policy and the Proprietary Information and Conflict of Interest Agreement; (ii) any conduct which qualifies for “immediate discharge” under the Company’s Human Resource Policies as in effect from time to time; (iii) rendering services to a firm which engages, or engaging directly or indirectly, in any business that is competitive with the Company or represents a conflict of interest with the interests of the Company; (iv) conviction of, or entering a guilty plea with respect to, a crime whether or not connected with the Company; or (v) any other conduct determined to be injurious, detrimental or prejudicial to any interest of the Company.

9. General Restrictions. If at any time the Committee or CEO, as applicable, shall determine, in its or her discretion, that the listing, registration or qualification of any shares subject to this Agreement upon any securities exchange or under any state or Federal law, or the consent or approval of any government regulatory body, is necessary or desirable as a condition of, or in connection with, the awarding of the RSUs or the issue or purchase of shares hereunder, the certificates for shares may not be issued in respect of RSUs in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee or CEO, as applicable, and any delay caused thereby shall in no way affect the date of termination of the RSUs.

10. Amendment of This Agreement. With the consent of the Employee, the Committee or CEO, as applicable, may amend this Agreement in a manner not inconsistent with the Plan.

11. Subsidiary. As used herein the term “subsidiary” shall mean any present or future corporation which would be a “subsidiary corporation” of the Company as the term is defined in Section 425 of the Internal Revenue Code of 1986 on the date of award.

12. Affiliate. As used herein the term “affiliate” shall mean any entity in which the Company has a significant equity interest, as determined by the Committee.

13. Non-engagement in Detrimental Activity Against the Company. If an Employee or former Employee of the Company is deemed by the Committee or its authorized delegate, as applicable, in the Committee’s or such delegate’s sole reasonable discretion as provided under the Plan, to have engaged in detrimental activity against the Company, any awards granted to such Employee or former Employee shall be cancelled and be of no further force or effect and any payment or delivery of an award within six months prior to such detrimental activity may be rescinded. In the event of any such rescission, the Employee shall pay to the Company the amount of any gain realized or payment received as a result of the rescinded exercise, payment or delivery, in such manner and on such terms and conditions as may be required by the Committee or its delegate, as applicable.

14. Notices. Notices hereunder shall be in writing and if to the Company shall be mailed to the Company at P.O. Box 4505, 45 Glover Avenue, 6 th Floor, Norwalk, Connecticut 06856-4505, addressed to the attention of Stock Plan Administrator, and if to the Employee shall be delivered personally or mailed to the Employee at his address as the same appears on the records of the Company.

15. Interpretation of This Agreement. The Committee or the CEO, as applicable, shall have the authority to interpret the Plan and this Agreement and to take whatever administrative actions, including correction of administrative errors in the awards subject to this Agreement and in this Agreement, as the Committee or the CEO in its or her sole good faith judgment shall be determined to be advisable. All decisions, interpretations and administrative actions made by the Committee or the CEO hereunder or under the Plan shall be binding and conclusive on the Company and the Employee. In the event there is inconsistency between the provisions of this Agreement and of the Plan, the provisions of the Plan shall govern.

16. Successors and Assigns. This Agreement shall be binding and inure to the benefit of the parties hereto and the successors and assigns of the Company and to the extent provided in Paragraph 8 to the personal representatives, legatees and heirs of the Employee.

17. Governing Law. The validity, construction and effect of the Agreement and any actions taken under or relating to this Agreement shall be determined in accordance with the laws of the state of New York and applicable Federal law.

18. Separability. In case any provision in the Agreement, or in any other instrument referred to herein, shall become invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions in the Agreement, or in any other instrument referred to herein, shall not in any way be affected or impaired thereby.

19. Integration of Terms. Except as otherwise provided in this Agreement, this Agreement contains the entire agreement between the parties relating to the subject matter hereof and supersedes any and all oral statements and prior writings with respect thereto.

IN WITNESS WHEREOF, the Company has executed this Agreement as of the day and year set forth on the Award Summary.

XEROX CORPORATION

By:
Signature

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